SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported):  January 23, 2001


                             The Right Start, Inc.
          ------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



     California                     0-19536                   95-3971414
--------------------       ---------------------------      ---------------
(State or Other             (Commission File Number)         (IRS Employer No.)
  Jurisdiction of                                             Identification
  Incorporation)


   5388 Sterling Center Drive, Unit C
      Westlake Village, California                                91361
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(Address of Principal Executive Offices)                        (Zip Code)


                                 (818) 707-7100
                         ------------------------------
              (Registrant's telephone number, including area code)

                                 Not applicable
          ------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


Item 5.  Other Events
         ------------

         The Right Start, Inc. (the "Company") entered into a Loan and Security Agreement with Wells Fargo Retail Finance as of January 23, 2001 (the "New Credit Facility"). The New Credit Facility has a term of 5 years and consists of a standard revolving line of up to $7,000,000 under which borrowings bear interest at a rate of 0.75% over a base rate announced by Wells Fargo Bank from time to time and a special line of up to $3,000,000 under which borrowings bear interest at a rate of 1.5% over the base rate. Up to $2,000,000 of borrowings under the special line can also be converted at the Company's option to a term loan with a 5-year amortization. The New Credit Facility is secured by substantially all of the Company's assets. Availability under the standard revolving line is limited to 87.5% of net retail liquidation value of the Company's inventory or between 70% and 74% (varying over the course of the year) of the cost value of the Company's inventory, whichever is less. Availability under the special line is limited to 12.5% of net retail liquidation value of the Company's inventory or, together with amounts available under the standard revolving line, between 80% and 84% (varying over the course of the year) of the cost value of the Company's inventory, whichever is less. The Company is required to maintain excess availability under the New Credit Facility of at least 85% of planned amounts. The Company currently has approximately $4.5 million outstanding under the New Credit Facility and aggregate availability of approximately $3.0 million based on current inventory levels. In addition, the Company is required to maintain a ratio of cost for inventory purchased to cost of goods sold on a trailing 3 month basis of at least 85% of plan and an annualized inventory turnover rate for inventory in its retail stores of at least 2.7 times. The Company's annualized store inventory turnover rate is currently approximately 2.9 times. The New Credit Facility also limits the Company's capital expenditures to 110% of planned expenditures in any 6 month period.




Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         ------------------------------------------------------------------

(c)      Exhibits


          10.1 Loan and Security Agreement between The Right Start, Inc. and Paragon Capital LLC (aka Wells Fargo Retail Finance) as of January 23, 2001.












      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          THE RIGHT START, INC.


Date:  January 23, 2001                 /s/ Raymond P. Springer
                                        -------------------------------
                                         Raymond P. Springer
                                         Chief Financial Officer and Secretary














                                 EXHIBIT INDEX

10.1  Loan and Security Agreement between The Right Start, Inc. and
Paragon Capital LLC (aka Wells Fargo Retail Finance) as of January 23, 2001.



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